Exhibit T3A-26

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:24 PM 05/28/2013
FILED 03:31 PM 05/28/2013
SRV 130669940 - 4920391 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: GenOn Power Midwest GP, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the Limited Liability Company is: NRG Power Midwest GP LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21 day of May, A.D. 2013.

By: [signature]
Authorized Person(s)

Name: Kristine Heiberger
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:01 AM 12/30/2010
FILED 08:06 AM 12/30/2010
SRV 101214635 - 4920391 FILE

CERTIFICATE OF FORMATION

OF

GENON POWER MIDWEST GP, LLC

Pursuant to Section 18-201 of the
Delaware Limited Liability Company Act

1. The name of the limited liability company is GenOn Power Midwest GP, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 30th day of December, 2010.

By: /s/ Steven B. Nickerson
Name: Steven B. Nickerson
Title: Authorized Person